Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-132961) of Health Management Associates, Inc.,

(2)	Registration Statement (Form S-8 No. 33-65382) pertaining to the Health Management Associates, Inc. Retirement Savings Plan,

(3)	Registration Statement (Form S-8 No. 33-80433) pertaining to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan and the Health Management Associates, Inc. Stock Option Plan for Outside Directors,

(4)	Registration Statement (Form S-8 No. 333-53602) pertaining to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, and

(5)	Registration Statement (Form S-8 No. 333-132037) pertaining to the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan;

of our report dated February 25, 2008 with respect to the consolidated financial statements and schedule of Health Management Associates, Inc., and our report dated February 25, 2008, with respect to the effectiveness of internal control over financial reporting of Health Management Associates, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Certified Public Accountants

Miami, Florida

February 25, 2008